OMB APPROVAL
OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response. . . . 5.0

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       June 30, 2008

Vital Images, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-22229	41-1321776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5850 Opus Parkway, Suite 300, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code       (952) 487-9500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)           On June 30, 2008, Vital Images, Inc. (the “Company”) and Philip I. Smith, its Executive Vice President for Corporate Development and Strategic Planning, agreed that Mr. Smith would resign from his position, effective July 31, 2008.  Mr. Smith’s resignation is not the result of any disagreement with the Company, known to an executive officer of the Company, on any matter relating to the Company’s operations, policies or practices.

In connection with Mr. Smith’s resignation, the Company entered into a Separation Agreement (the “Agreement”) with Mr. Smith providing for the following:

Continuing Services.  Mr. Smith will remain on the Company’s payroll through July 31, 2008 (the “Separation Date”) to provide transition services as reasonably requested by Michael H. Carrel, the Company’s President and Chief Executive Officer.

Severance Pay.  Mr. Smith is entitled to a severance payment in the amount of $190,000.00, less applicable taxes and withholdings, payable in a lump sum on the Company’s first regular payroll date after the expiration of any applicable rescission periods following the Separation Date.

Non Compete Clause.  Mr. Smith has agreed, for 18 months after the Separation Date, not to become employed by or connected with any person or entity which manufactures, sells, solicits, offers or provides  products and services similar to or the same as those offered by the Company to its customers involving advanced medical visualization and analysis software technologies beyond MIP (Minimum Intensity Projection) and MPR (Multi Planar Reformation) that allow for analysis, manipulation, and distribution of images, such as radiological studies, in two, three and four dimensions.  Mr. Smith also has agreed not to, directly or indirectly, solicit customers of the Company or solicit employees of the Company for 18 months following the Separation Date.

The foregoing is a summary description of the terms of the Agreement, which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Images, Inc.

Date: July 1, 2008.

	By	/s/ Michael H. Carrel
Michael H. Carrel
President and Chief Executive Officer
(Principal Executive Officer)